Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in this Registration Statement (Form F-3) and related Prospectus of Ardmore Shipping Corporation for the registration of up to $500,000,000 of common shares, preferred shares, debt securities, convertible debt securities, warrants and units and to the incorporation by reference therein of our report dated February 15, 2019 (except Note 3, as to which the date is August, 1 2019), with respect to the consolidated financial statements of Ardmore Shipping Corporation, and our report dated February 15, 2019 (except for the effect of the material weakness described in the third paragraph of this report, as to which the date is August 1, 2019) with respect to the effectiveness of internal control over financial reporting of Ardmore Shipping Corporation as of December 31, 2018, included in its Annual Report (Form 20-F/A) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young

Dublin, Ireland

August 30, 2019